Exhibit 99.3 WEATHERFORD NOTEHOLDER DISCUSSION MATERIALS Houston, TX July 29, 2020

2 DISCLAIMER This presentation has been prepared for informational and background purposes only and the information contained herein (unless otherwise indicated) has been provided by Weatherford International (“Weatherford” or the “Company”). It does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of the Company or any of its affiliates or enter into any other transaction, nor should it or any part of it form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of the Company or any of its affiliates or any other transaction, or with respect to any other contract or commitment whatsoever. This document contains confidential information that is subject to the confidentiality agreement between the Company and you (the “Confidentiality Agreement”), and any oral information provided in connection with this document (as well as any information derived by you from the information contained in this document) is similarly subject to the Confidentiality Agreement. This document does not constitute legal, regulatory, accounting or tax advice to the recipient. This presentation does not purport to be all-inclusive or to contain all the information that a person may require to make a full analysis of the matters referred to herein. Any assumptions, views or opinions (including statements, projections, forecasts or other forward-looking statements) contained in this presentation represent the assumptions, views or opinions of the Company as of the date indicated and are subject to change without notice. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document is “as is” and is based, in part, on information obtained from other sources. Our use of such information does not imply that we have independently verified or necessarily agree with any of such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of this document. ©2020 Weatherford International plc. All rights reserved.

3 DISCLAIMER (CONT’D) No representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information contained herein or any oral information provided in connection herewith, and no reliance should be placed on it. None of the Company or any of its affiliates, advisors, connected persons or other persons accept any liability for any loss however arising (in negligence or otherwise), directly or indirectly, from this presentation or its contents or otherwise arising in connection with this presentation. This presentation contains projections and forward looking statements concerning, among other things, Weatherford’s prospects for its operations and expectations regarding future financial results which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford’s reports and registration statements filed with the SEC, include but are not limited to Weatherford's preparedness for and response to the COVID-19 pandemic and the impact of logistical issues and business interruptions associated with COVID-19 on Weatherford and its customers and suppliers, the macroeconomic outlook for the oil and gas industry, commodity prices and demand for our goods and services. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated. This presentation includes non GAAP financial measures which we believe provide users of our financial information with additional meaningful comparisons between current results and results of prior periods as well as comparisons with peer companies. The non GAAP figures should not be considered as substitutes for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. All financial results in this presentation are unaudited. The preliminary financial information presented herein remains subject to change and finalization based on completion of quarter-end processes. ©2020 Weatherford International plc. All rights reserved.

4 TODAY’S SPEAKERS Karl Blanchard Christian Garcia Mark Rothleitner Interim CEO and COO CFO VP, Treasurer ©2020 Weatherford International plc. All rights reserved.

5 EXECUTIVE SUMMARY ©2020 Weatherford International plc. All rights reserved.

6 EXECUTIVE SUMMARY Weatherford is seeking to raise capital to refinance its credit facilities and restore liquidity to allow it to execute on its business plan in the current environment . Weatherford has taken aggressive steps to address the unprecedented market challenges brought on by COVID-19 –1 Accelerated and deepened cost reductions –2 Significantly curtailed capital expenditures –3 Harvested working capital . The Company outperformed its peers as demonstrated by its Q1’20 operating results – Despite a significant reduction in EBITDA outlook for 2020, the Company is expected to generate positive unlevered free cash flow this year ©2020 Weatherford International plc. All rights reserved.

7 EXECUTIVE SUMMARY (CONT’D) . Despite the significant self-help actions undertaken by Management, the Company proactively sought covenant relief under its ABL and LC facilities given the unprecedented COVID-19 pandemic – International franchise proving more resilient but borrowing base weighted towards contracting North American assets – On July 21, Weatherford put forward an ask of Wells Fargo and Deutsche Bank (the “Bank Agents”)  Banks were unwilling at this time to discuss any material covenant modifications . Given this feedback from the Bank Agents, the Company would like to work with the Noteholders to raise new secured debt to refinance the ABL and LC facilities (and cash collateralize the LCs outstanding under both facilities) in order to alleviate any covenant concerns and provide liquidity runway through 2022 . Weatherford’s goal is to announce positive news to the market around the capital raise and the Company’s credit facilities as part of the Q2’20 earnings call on August 5 ©2020 Weatherford International plc. All rights reserved.

8 MARKET UPDATE ©2020 Weatherford International plc. All rights reserved.

9 LATEST MARKET DEVELOPMENTS . While market fundamentals remain challenged, there is optimism that the worst may be over – Concerns around storage capacity have abated and, while inventories remain high versus historical levels, there is no longer talk of tank tops being reached – US production shut-ins of ~1.5 - 2mm bpd exceeded market expectations – OPEC+ recently shifted focus away from market share and back to commodity pricing (extension of phase 1 production cuts) – Demand is recovering slightly faster than anticipated as economic activity trends upwards . Commodity pricing now at, or slightly above, opex across the majority of global supply; 2020 non-OPEC supply estimates being revised slightly upward . Rig count expected to bottom in the third quarter – US average rig count dropped by over 50% in the second quarter with expected drop of 40% in the third quarter – Production estimated to be down by 1.5 Mboe/d but may start increasing in the third quarter as oil prices rebound from historic lows . Eastern Hemisphere activity is holding up better compared to NAM; however, COVID-related shutdowns, OPEC+ cuts and adjustments related to commodity prices are all impacting activity during the quarter ©2020 Weatherford International plc. All rights reserved.

10

INTERNATIONAL ACTIVITY

OPEC+ production cuts expected to ease in August, affecting global activity levels and pace of recovery



- Financially vulnerable, Offshore drillers outlook becoming more uncertain due to current project delays and cancellations

LAM becoming COVID-19 epicenter which may continue to impact activity

- Mexico has faced high counts of COVID-19
- Slashed its 2020 capex budget by $1.66 Bn

- China's oil demand recovering to 90% of its pre-COVID-19 levels

- Oil and Gas activities could improve in July after April's shutdown
- Oil exports to increase with the elimination of export duties if price of Brent is $45/bbl

- Moving forward with oil and gas asset sales to reduce debt levels (~$85 Bn)
- COVID cases rising significantly

GCC extending production cuts
Continued drilling activity decline in KSA, UAE, Iraq, KWT and Oman

Source: Rystad and Wall Street research.

©2020 Weatherford International plc. All rights reserved.

11

SIGNIFICANT SELF-HELP MEASURES

The table below summarizes some of the steps Weatherford has proactively taken to address the price war and pandemic including realizing $650 million in cost savings in 2020E (~$800 million annualized)

	1 Personnel	2 Global Organizational Structure	3 Manufacturing & Supply Chain	4 US Operations	5 International Operations
Summary	• Headcount and hiring • Compensation cuts	• Simplifying organization • Increasing accountability	• Closing and combining facilities • Lowering capex	• Reducing size and cost • Managing client risk	• Adjusting strategies
Steps Taken	• Reduction to consolidated headcount • Temporary reduction to management salaries and Board cash retainer • Temporary pay cuts for US and certain international personnel • Furloughing employees • Freezing hiring • Travel restrictions	• Collapsing geo-zones • Collapsing product line structure • Merging supply chain and manufacturing	• Scrub and eliminate orders • Additional facility consolidation • Reducing capital expenditures for 2020 to $100-150 million from $270 million in 2019	• Accelerating facility closures with significant reductions YTD and plans for additional closures going forward • 401(k) match suspended • Overtime capped • Refocusing certain product lines on select basins • Reducing exposure to high-risk customers	• Exiting certain higher risk countries • Pivoting to product only sales in select countries

©2020 Weatherford International plc. All rights reserved.

12 COST SAVINGS SUMMARY ($ in millions) Cost Savings Summary Commentary $802 million $95 Supply Chain % of total • 76% of 2020 cost savings are headcount reduction-related $650 million $88 Other Personnel 14% Actions $88 • Planned headcount reductions across the organization 10% $68 • To date, the Company has taken action on ~85% of original targeted reduction $619 76% Headcount $495 Reductions Recognized in 2020 Annualized ©2020 Weatherford International plc. All rights reserved.

13 Q2’20 PRELIMINARY RESULTS AND LATEST OUTLOOK ©2020 Weatherford International plc. All rights reserved.

14

Q2'20 PRELIMINARY RESULTS – CONSOLIDATED

($ in millions)

Revenue


$821
$1,309
$1,215
Q2'20E
Q2'19
Q1'20

Adjusted EBITDA


$79
$129
$178
Q2'20E
Q2'19
Q1'20
Adj. EBITDA Margin
10%
10%
15%

Free Cash Flow


Q2'20E
Q2'19
Q1'20
($2)
($265)
($2)

Revenue - Commentary

- Sequential declines in all regions led by severe drops in North America (due to activity) and Latin America (from COVID-related lockdowns)

Adjusted EBITDA - Commentary

- Additional cost savings offset the revenue reduction
- Y/Y decrementals of 10%

Free Cash Flow - Commentary

- Breakeven Q2'20E free cash flow despite lower Adjusted EBITDA due to strong collections
- Q2'20E unlevered free cash flow of ~$108 million

©2020 Weatherford International plc. All rights reserved.

15

Q2'20 PRELIMINARY RESULTS – REGIONAL BREAKDOWN

($ in millions)

Western Hemisphere Revenue


North America
$172
$420
$341
Q2'20E
Q2'19
Q1'20
Latin America
$138
$299
$247
Q2'20E
Q2'19
Q1'20

Eastern Hemisphere Revenue


Europe & Africa
$170
$228
$224
Q2'20E
Q2'19
Q1'20
Middle East & Asia
$341
$362
$403
Q2'20E
Q2'19
Q1'20

Western Hemisphere - Commentary

- NAM impact has been in line with previous expectations
- LAM dropped in Argentina/Colombia where all activity halted

Eastern Hemisphere - Commentary

- Europe & Africa impacted activity due to COVID-related shutdowns
- Middle East and Asia most resilient in Q2 but anticipate lower activity in the second half

©2020 Weatherford International plc. All rights reserved.

16 RECOVERY TOWARD LATTER HALF OF 2021 EIA predicts inventories to decline throughout 2021 as consumption recovers faster than production, translating into oil prices rising faster than current futures . If underinvestment persists, likely price recovery in 2H’21 and into 2022 World Liquid Fuels Production and Consumption Balance WTI Crude Oil Price and NYMEX Confidence Intervals MMBoe/d $/bbl WTI Spot Price $100 STEO Forecast 105 Forecast World Production NYMEX Futures Price 100 95 80 World Consumption 90 85 60 $50.00 80 75-- 40 $40.19 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2015 2016 2017 2018 2019 2020 2021 15 20 10 Implied Stock Build 5 -- -- -5 Implied Stock Draw 12/14 12/15 12/16 12/17 12/18 12/19 12/20 12/21 Source: EIA Short-Term Energy Outlook, June 2020, CME Group and Bloomberg. Note: Confidence interval derived from options market information for the five trading days ending Jun 4, 2020. Intervals not calculated for months with ©2020 Weatherford International plc. All rights reserved. sparse trading in near-the-money options contracts.

17 FY’20 & FY’21 GUIDANCE COMMENTARY 2020 2021 Revenue • Overall, we expect the Q3/Q4 revenues to be lower by single digit percentage from Q2 levels. • Expect that North America revenues decline by low-double digit percentage Q4 will benefit from year-end sales but expect to be more muted this year than in the past consistent with the industry spend reduction in 2021 compared to 2020 • Activity in North America declined significantly in Q2. Expect Q3/Q4 to be flattish to Q2, as • International revenues expected to decline by low-double digit percentage in drilling-related activity continues to decline and production- and completion-related activity 2021 as markets begin recovery from Q3/Q420 activity levels recovers slightly • Middle East and Russia expected to be relatively more resilient than other • Expect Latin America to continue to decline, as certain countries such as Argentina/Colombia regions and Latin America weakest start to recover from pandemic-related shutdowns and others continue to decline due to reductions in customer spending • Expect Eastern Hemisphere to decline slightly due to activity adjustments in the Middle East EBITDA • Q2 benefitted significantly from cost actions to achieve Y/Y decrementals of 10% • Expect that Y/Y decrementals will also be in the 10-15% range for 2021 due to the impact of cost actions taken in 2020 and other initiatives • Given the actions that have been implemented as well as those planned for the remainder of the year, expect Y/Y decrementals for 2020 to be in the 10-15% range Unlevered • Q2 unlevered free cash flow was strong despite lower revenue due to unwinding of working • Expect that unlevered cash flow is going to be about half of 2020 levels capital (driven by strong receivable collections) Free Cash • 2021 not expected to experience the significant benefit from the unwinding • As revenue starts flattening in Q3/Q4 versus Q2 levels, the company does not expect of receivables in Q2 2020 Flow significant contribution from lower receivables • Expect that further benefits associated with the unwinding of working capital, if any, will be associated with modest reductions in inventory ©2020 Weatherford International plc. All rights reserved.

APPENDIX

ASSET INFORMATION Assets defined as gross book values of accounts receivable and inventory, and net book value of property, plant, and equipment, each at 6/30/2020: 1. Aggregate value of loan party Assets: $2.1 billion 2. Aggregate value of material non-loan party Assets: $0.9 billion 3. Aggregate value of non-material non-loan party Assets: $0.4 billion ©2020 Weatherford International plc. All rights reserved.